Exhibit F, Schedule 3(d)

Sales of Securities of System Companies During 2004 in Divestiture and Other Transactions

The Debtors and, following the Effective Date, the Reorganized Debtors and certain other related companies have completed sales of securities and assets during 2004 resulting in gross consideration to the Reorganized Debtors' bankruptcy estates and certain other related companies. The securities sales are set forth below. The sale proceeds have, in certain instances, been used to repay indebtedness or other claims, and may be further subjected to a variety of claims from related and unrelated parties. In certain instances a portion of the proceeds may have been and may continue to be subject to adjustments for the payment of certain items, including, without limitation, commissions, break-up fees, professional fees, taxes, liens, working capital adjustments, indemnification claims, and other closing costs and disbursements. In some instances, prior to the confirmation of the Plan, proceeds from these sales were segregated or placed in escrow accounts and the distribution of such proceeds required either consent of the Creditors' Committee or an order of the Bankruptcy Court. Pursuant to an order issued on January 20, 2005 in accordance with the Plan, certain of the proceeds that had been segregated or escrowed subject to the consent of the Creditors' Committee or an order of the Bankruptcy Court were released from such restrictions to eventually be distributed in accordance with the Plan. However, in certain instances proceeds from these sales remain segregated or placed in escrow accounts subject to the resolution of pending matters.

Except as noted, all the transactions reported below were sales of nonutility system company security interests that were not subject to the authorization of the Commission under the Act.

----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Promissory note         Northern Border       1/1/2004-3/6/2004        50,000,000  Borrowings guaranteed by Northern
                        Partners                                                   Border Intermediate Limited
                                                                                   Partnership. In addition, (1)
                                                                                   Northern Border Partners, L.P. and
                                                                                   Northern Border Intermediate Limited
                                                                                   Partnership filed Form U-6B-2 for
                                                                                   debt draws under a Revolving Credit
                                                                                   Agreement dated November 24, 2003 for
                                                                                   the period from March 7, 2004 through
                                                                                   November 17, 2004, and (2) Northern
                                                                                   Border Pipeline Company also filed
                                                                                   Form U-6B-2 for debt draws under its
                                                                                   Revolving Credit Agreement dated
                                                                                   May 16, 2002 for the period from
                                                                                   March 7, 2004 through November
                                                                                   17, 2004.
----------------------- --------------------- ---------------- ------------------- -----------------------------------



----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Cash pooling            Among Northern        January and          See Exhibit F,  Northern Border Partners, L.P.
transactions            Border Intermediate   February, 2004    Schedule 3(d)(1).  filed quarterly reports on Form
                        Limited Partnership                                        U-6B-2 with respect to cash
                        and its subsidiaries                                       pooling transactions among Northern
                                                                                   Border Intermediate Limited
                                                                                   Partnership and its subsidiaries.
                                                                                   The first report filed covered the
                                                                                   period March 1, 2004 through
                                                                                   June 30, 2004. Transactions for the
                                                                                   months of January and February 2004
                                                                                   are reported here.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Equity, Warrants and    Joint Energy          3/2/2004                271,000,000  Sale of company structured as a
Term Loan               Development                                                merger where gross consideration
                        Investments Limited                                        includes the following: sale of
                        Partnership; Trutta                                        warrants, receipt of cash for
                        2000-11 Asset Pool;                                        equity in Mariner Energy LLC,
                        Trutta 2000-12                                             full repayment.
                        Asset Pool
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Crete Hellas Holdings   Enron Wind            4/27/2004                8,508,956   Crete Hellas Holdings B.V.
B.V.                    Development                                                indirectly owned two wind projects
                        Holdings BV,                                               totaling 14.85 MW on the island of
                        Enron Wind                                                 Crete. Additionally, eight other
                        International                                              Enron Wind companies sold certain
                        Holding LLC,                                               notes payable and notes receivable.
                        Enron Wind
                        Corp. Holdings
                        BV, Enron Wind
                        Hellas Service SA,
                        Enron Wind
                        Development LLC,
                        Enron Wind LLC,
                        Enron Wind Systems
                        LLC
----------------------- --------------------- ---------------- ------------------- -----------------------------------

                                                              -2-



----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Offshore Power          Travamark Two B.V.    4/27/2004                20,000,000  OPP indirectly owns through
Production C.V.         and Atlantic India                                         Dabhol Power Company an interest
("OPP")                 Holdings Ltd.                                              in 2,184 MW generating facility
                                                                                   located near Dabhol in the State of
                                                                                   Maharashtra, India.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Revolving promissory    Transwestern          5/3/2004                442,000,000  Issuances of promissory notes by
notes and term          Pipeline Company                                           Transwestern Pipeline Company.
promissory notes                                                                   Guaranty by Transwestern Holding
                                                                                   Company, Inc. of the issuances of
                                                                                   promissory notes by Transwestern
                                                                                   Pipeline Company.  This credit
                                                                                   agreement replaced another credit
                                                                                   facility.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
5% membership           ECT Merchant          5/4/2004                  1,200,000  Wholly owned Enron subsidiary
interest in St.         Investments Corp.                                          ECTMI held a 25% limited partner
Mary's Production LLC   ("ECTMI")                                                  interest in Preston Gulf Coast
and 25% limited                                                                    L.P., with Preston Exploration
partnership interest                                                               Company, L.P. ("PEC") holding a
in Preston Gulf Coast                                                              73% limited partner interest, and
L.P.                                                                               Preston Gulf South LLC holding a
                                                                                   2% interest as the General
                                                                                   Partner.  The Partnership was
                                                                                   formed in June 2001 to generate
                                                                                   and invest in oil & gas
                                                                                   exploration prospects in
                                                                                   Louisiana and Texas.  St. Mary's
                                                                                   Production, LLC ("St. Mary's") -
                                                                                   ECTMI held a 5% member interest
                                                                                   in St. Mary's, with William J.
                                                                                   Preston and Arthur F. Preston
                                                                                   (the "Preston Brothers") each
                                                                                   owning 47.5% as the other
                                                                                   members.  St. Mary's was formed
                                                                                   in December 2000
----------------------- --------------------- ---------------- ------------------- -----------------------------------

                                                              -3-



----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                                   to acquire the Preston Brothers'
                                                                                   interest in the NW Myette Point
                                                                                   Field, St Mary's Parish, Louisiana.
                                                                                   The LLC Agreement incorporated a
                                                                                   Call/Put mechanism to facilitate
                                                                                   ECTMI's exit from its ownership
                                                                                   in St. Mary's.  St. Mary's agreed
                                                                                   to pay ECTMI $1,200,000 under the
                                                                                   Call Option.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
LP interests in         JEDI II; Trutta       5/14/2004                13,000,000  Enron affiliates JEDI II and
Texland Limited                                                                    Trutta transferred their limited
Partnership I                                                                      partnership interests in Texland
                                                                                   Limited Partnership I (the
                                                                                   "Partnership") to Texland-Permian,
                                                                                   LLC, the general partner of the
                                                                                   Partnership. The interests were
                                                                                   conveyed via an Assignment and
                                                                                   Assumption Agreement. This was a
                                                                                   cash transaction and the JEDI II
                                                                                   and Trutta entities (78.3927% and
                                                                                   21.6073%, respectively) sold 100%
                                                                                   of their collective 60% interest
                                                                                   in the Partnership. The
                                                                                   Partnership's underlying oil and
                                                                                   gas assets consisted primarily of
                                                                                   three waterflood projects in West
                                                                                   Texas and Eastern New Mexico.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Entrada Energy          JEDI II; Trutta       5/28/2004                6,170,000   JEDI II and Trutta, sold all of
Ventures, L.L.C.                                                                   their membership interests in
                                                                                   Entrada.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
FTV Communications LLC  Enron Broadband       6/24/2004                1,548,156   Transaction liquidates
                        Services, Inc.                                             membership in FTV Communications
                                                                                   LLC.
----------------------- --------------------- ---------------- ------------------- -----------------------------------


                                                              -4-



----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
JV Interest in Juniper  Juniper GP, LLC;      8/10/2004                 7,250,000  Sale of a joint venture formed in
                        Trutta; JEDI II                                            1998 to focus on offshore
                                                                                   exploration. Asset consisted of 6
                                                                                   wells in 5 blocks located on the
                                                                                   outer-continental shelf of the
                                                                                   Gulf of Mexico. Juniper operated
                                                                                   of one of these blocks.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Compania Anonima Luz    Vengas, S.A.          8/11/2004                 1,000,000  CALIFE distributes electric power
y Fuerza Electricas                                                                in the Venezuelan municipalities
de Puerto Cabello                                                                  of Puerto Cabello and Juan Jose
(CALIFE)                                                                           Mora and surrounding
                                                                                   areas.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Promissory note         Lingtec               8/18/2004                   322,800  Lingtec issued a promissory note
                        Constructors L.P.                                          to Enron Power Corp. to finance
                                                                                   the pursuit of an $8 million
                                                                                   federal and state tax claim in
                                                                                   India.  Exempt under Rule 52(b).
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Saguaro / Cactus        Trutta; JEDI          9/1/2004                 18,100,000  An Option Agreement for
                        II                                                         100% of the member interests in
                                                                                   Boulder Power LLC (Boulder Power),
                                                                                   and a Loan Agreement and related
                                                                                   notes to Boulder Power.

                                                                                   Boulder Power's sole asset is 100%
                                                                                   of the outstanding interests in
                                                                                   Black Mountain Power Company LLC
                                                                                   (Black Mountain). Black Mountain's
                                                                                   sole asset is a combined 15%
                                                                                   limited and general partner
                                                                                   interests (1% and 14% respectively)
                                                                                   in Saguaro Power Company LLC
                                                                                   (Saguaro).

                                                                                   Saguaro owns a 100 MW nominal power
                                                                                   plant facility outside of Las Vegas
                                                                                   NV that began commercial operation
                                                                                   in 1991.
----------------------- --------------------- ---------------- ------------------- -----------------------------------

----------------------- --------------------- ---------------- ------------------- -----------------------------------


                                                              -5-



----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Nigeria                 Enron                 10/6/2004                 750,000    Sale of the outstanding equity
IPP                     Asia-Pacific/                                              interest held by APACHI in Enron
                        Africa / China LLC                                         Nigeria PowerHolding Ltd. and
                        ("APACHI")                                                 four wholly-owned subsidiaries
                                                                                   for $750,000, plus $4,500,000 upon
                                                                                   the earlier of start of construction
                                                                                   or closing of binding commitments
                                                                                   to provide financing for the IPP
                                                                                   project for which Enron Nigeria
                                                                                   holds some rights.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Silicon                 AES Holdings,         10/13/2004               120,000     AES Holdings, LP sold back its
Power                   LP                                                         investment in Silicon Power to
                                                                                   Silicon Power as part of Silicon
                                                                                   Power's recapitalization.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Venoco and              ECTMI Trutta          11/4/2004             72,000,000     Sale of 33% equity stake in
its                     Holdings LP                                                Venoco, an exploration and
subsidiaries            ("Trutta");                                                production company focused in
                        Joint                                                      offshore / onshore California and
                        Energy Development                                         Texas, primarily recompleting old
                        Investments II                                             oil wells purchased from majors.
                        Limited Partnership
                        ("JEDI
                        II")
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Microclimates, Inc.     PGH II, Inc.          11/5/2004                500,000     PGH II owned all issued shares in
                                                                                   Microclimates, Inc. which were
                                                                                   sold.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
CrossCountry            Enron Corp.;          11/17/2004         2,450,000,000     Sale of 100% of the equity
Energy,      LLC and    Enron                                                      interests of CrossCountry Energy,
its subsidiaries        Transportation                                             LLC ("CrossCountry").
                        Services, LLC ;                                            CrossCountry was formed in June
                        Enron Operations                                           2003 to hold interests in and
----------------------- --------------------- ---------------- ------------------- -----------------------------------


                                                              -6-



----------------------- --------------------- ---------------- ------------------- -----------------------------------
                                                                  Gross Sales
    Security Sold          Selling Entity      Closing Date        Amount ($)                 Description
----------------------- --------------------- ---------------- ------------------- -----------------------------------
                        Services, LLC; and                                         operate Enron's interstate
                        EOC Preferred,                                             natural gas pipeline assets,
                        L.L.C.                                                     including Enron's interest in
                                                                                   Transwestern Pipeline Company,
                                                                                   Citrus Corp. and Northern Plains
                                                                                   Natural Gas Company.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
V-Span                  AES Holdings,         11/19/2004             5,500,000     Venture capital investment in
                        LP                                                         video conferencing company.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Limited partnership     LOA, Inc.             12/10/2004                  175,000  Sale of limited partnership
interest                                                                           interest in entity operating the
                                                                                   Matagorda Terminal in Texas.
----------------------- --------------------- ---------------- ------------------- -----------------------------------
Bridgeline              Enron North America   12/16/2004           100,272,000     40% equity interest in Bridgeline
                        Corp.; Louisiana                                           Holdings LP, which owns and
                        Resource Company;                                          operates an intrastate pipeline
                        Louisiana Gas                                              and storage system in Louisiana.
                        Marketing Company;
                        LRCI, Inc.; LGMI,
                        Inc.
----------------------- --------------------- ---------------- ------------------- -----------------------------------


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